OTG Latin America Fund 485BPOS

Exhibit 99.(j)(8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The World Funds Trust and to the use of our report dated May 30, 2024 on the financial statements and financial highlights of OTG Latin America Fund. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

July 29, 2024